Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Nos. 333-97063, 333-06419, 333-41321, 333-67841, 333-85105, 333-107738, 333-127163) on Form S-8 and Registration Statement (Nos. 333-38105, 333-46395 and 333-104277) on Form S-3 of Epicor Software Corporation of our reports dated March 11, 2007 relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Epicor Software Corporation for the year ended December 31, 2006.

/s/ McGladrey & Pullen, LLP

Irvine, California

March 11, 2007

103